Exhibit 10.7

English Summary

Property Sale Agreement

This Property Sale Agreement (hereinafter referred to as the “Property Sale Agreement”) is entered into on June 28, 2019 by and between:

The Seller: Centogene AG (the “Company”), a company incorporated in accordance with the laws of the Federal Republic of Germany with a registered address at Am Strande 7, 18055 Rostock, Germany

And

The Buyer:  Ludewig-Wasserbau- und Werft-GmbH, a German private limited liability company with a registered address at Am Strande 7, 18055, Rostock, Germany.

1.              Subject Matter of the Sale

Sale of developed property located in Rostock, Germany. The property is sold with all essential components and all accessories, including buildings, facilities, plantations and equipment, all of which are owned by the Seller.

2.              Specifics of the Property

The property sold by the Seller is located at Am Strande 7, Rostock, Germany and encompasses an area of 4.480 m2. It is registered in the land registry of Rostock, Germany as parcels 1424/89, 1424/87, 1425/48, 1433/1, 2/4 and 2/5 (hereinafter referred to as the “Property”).

3.              Excluded Equipment

Movable objects located on the Property are only included in the Property Sale Agreement, as far as they are part, or accessories of, the Property and are owned by the Seller. All laboratory and office equipment as well as all other furnishings in the building located on the Property are expressly not included in the Property Sale Agreement and remain the property of the Seller.

4.              Consideration

The Buyer promises to pay €24,000,000.00 to the Seller for the sale of the Property, of which €1,550,000.00 is attributed to the land and €22,450,000.00 to the building situated on the Property. The purchase price is due within 14 days after the notary’s confirmation to the Buyer that all the conditions precedent to the sale have been met.

5.              Sales Taxes

The transfer of the Property is exempt from value added tax (“VAT”) for the Seller pursuant to Section 4 No. 9(a) of the German Value Added Tax Act (Umsatzsteuergesetz —  UStG), as the sale falls under the German Real Estate Tax Act (Grunderwerbssteuergesetz — GrEStG). The Seller elected to waive the exemption pursuant to Section 9 Paragraph 1 in connection to Section 4 No. 9 a) of the German Value Added Tax Act. According to Section 13(b)(2) no. 3 and 5 UStG, the Buyer owes the VAT. The Buyer is entitled to deduct VAT pursuant to Section 15 Paragraph 1 Sentence 1 No. 4 of the German Value Added Tax Act.

6.              Transfer of Ownership

The transfer of ownership is deemed to have taken place the first of the month following the due date of the purchase price and on full payment and receipt of the consideration in the bank account of the Seller or the bank accounts of the creditors replacing the Seller (the “Reference Date”).

7.              Lease of the Property

Conditional upon the occurrence of the Reference Date, the Buyer and the Seller have separately entered into a lease agreement for the laboratory and office building located on the Property (the “Lease Agreement”).

8.              Right of Withdrawal

The Buyer has a right of withdrawal from the Property Sale Agreement until March 31, 2020. The right of withdrawal shall be exercised by written notice to the Seller. The Seller is entitled at any time, by unilateral written notice to waive the right of withdrawal.

9.              Exemption from Third Party Claims

a)             The Seller has received funding from the State Development Institute of Mecklenburg-Western Pomerania (Landesförderinstitut Mecklenburg-Vorpommern) (the “State Development Institute”) for the acquisition of the land, the construction of the building and the purchase of the equipment for the laboratories and offices according to a funding decision dated November 3, 2015 as amended on October 29, 2018 (“Development Funds”).

b)             The Seller guarantees that for the Development Funds received, all necessary proof of use has been provided in full and on time and that with respect to the use of the subsidies, there are no pending requirements or demands from the State Development Institute.

c)              The Buyer undertakes to assume joint and several liability for the repayment of the Development Funds in accordance with the requirements of the State Development Institute.

d)             The Seller agrees to release the Buyer from any claims of the State Development Institute regarding the repayment of Development Funds or any promotional loans.